THE GABELLI HEALTHCARE & WELLNESS Rx TRUST (the "Fund")

Exhibit Q1(a)

The Fund's Amended Agreement and Declaration of Trust, dated April 9, 2007, is incorporated by reference to the Fund's Pre-Effective No. 1 as Exhibit 1 to the Fund's
Registration Statement on Form N-14, as filed with the Securities and Exchange Commission via EDGAR on April 16,
2007 (Accession No. 0000950123-07-005437).


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